UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (415) 899-1555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 6, 2012, Hennessy Advisors, Inc. (“Hennessy Advisors”) reached a definitive agreement (the “Purchase Agreement”) to acquire certain assets of FBR Fund Advisers, Inc. (“FBR”) that relate to the management of the entire family of ten FBR Funds (the “FBR Funds”). The FBR Funds currently have assets exceeding $1.9 billion, which would bring total assets managed by Hennessy Advisors to over $2.7 billion after the acquisition.

The Purchase Agreement includes customary representations, warranties and covenants of Hennessy Advisors and FBR, and provides for an initial payment upon closing, and a subsequent payment upon the first anniversary of closing. In each case, the payment amount is based on assets under management for the applicable funds and is currently anticipated to be approximately $28.75 million in total based on assets of $1.9 billion as of March 31, 2012, with the actual amount of the payments to vary based on the actual assets under management at the applicable measurement date. The transaction is expected to be completed in the third quarter of 2012.  Upon completion of the transaction, which is subject to regulatory review and is also subject to the approval of the Hennessy Funds Board of Trustees, the FBR Funds Board of Trustees and the FBR Funds’ shareholders, and other agreed conditions to closing, Hennessy Advisors will become the investment manager of the FBR Funds.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

There are representations and warranties contained in the Purchase Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, the representations and warranties in the Purchase Agreement should not be relied on as statements of factual information.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement, dated as of June 6, 2012, between Hennessy Advisors, Inc. and FBR Fund Advisers, Inc. *

99.1	Press Release

_____

* The disclosure schedules, exhibits and annexes to the Asset Purchase Agreement are not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

June 8, 2012	By:	/s/ Neil J. Hennessy
Neil J. Hennessy President

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HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated June 6, 2012

Exhibit	Description
2.1	Asset Purchase Agreement, dated as of June 6, 2012, between Hennessy Advisors, Inc. and FBR Fund Advisers, Inc. *

99.1	Press Release

_____

*	The disclosure schedules, exhibits and annexes to the Asset Purchase Agreement are not being filed herewith. Hennessy Advisors, Inc. agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.